SHARE ESCROW AGREEMENT

This Escrow Agreement (the “Agreement”), dated May 16, 2007, is entered into by and among Neoview Holdings Inc., a Nevada corporation (the “Company”), CRT Capital Group LLC, as representative of the Investors (the “Investor Representative”), each stockholder of Jingwei International Investments Limited (“Jingwei”) named in Exhibit A (collectively, the “Stockholders”) to the Share Exchange Agreement of even date herewith between and among Jingwei, Synergy Business Consulting LLC, the Stockholders and the Company, and Continental Stock Transfer & Trust Company (hereinafter referred to as “Escrow Agent”) (a copy of such Exhibit has been delivered to the Escrow Agent). All capitalized terms used but not defined herein shall have the meanings assigned them in that certain Securities Purchase Agreement, dated on or about the date hereof, 2007 (“Purchase Agreement”), between the Company and each Investor in the offering the subject of the Purchase Agreement (each an “Investor” and collectively, the “Investors”).

BACKGROUND

As an inducement to the Investors to enter into the Purchase Agreement, the Stockholders agreed that the Stockholders would place the “Escrow Shares” (as hereinafter defined) into escrow for the benefit of the Investors in the event the Company failed to satisfy the “Performance Thresholds” (as hereinafter defined). Pursuant to the requirements of the Purchase Agreement, the Company, the Stockholders and the Investor Representative have agreed to establish an escrow on the terms and conditions set forth in this Agreement and the Escrow Agent has agreed to act as escrow agent pursuant to the terms and conditions of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises of the parties and the terms and conditions hereof, the parties hereby agree as follows:

1.  Appointment of Escrow Agent. The Investor Representative (on behalf of the Investors), the Stockholders and the Company hereby appoint Continental Stock Transfer & Trust Company as Escrow Agent to act in accordance with the terms and conditions set forth in this Agreement, and Escrow Agent hereby accepts such appointment and agrees to act in accordance with such terms and conditions.

2.  Establishment of Escrow. Upon the execution of this Agreement, the Stockholders shall deliver to the Escrow Agent stock certificates evidencing in the aggregate 2,000,000 shares of the Company’s common stock, par value $0.001 per share (collectively, the “Escrow Shares”), along with stock powers executed in blank.

3.  Representations of the Stockholders. The Stockholders hereby represent and warrant to the Investors and the Investor Representative as follows:

(i)   The Escrow Shares are validly issued, fully paid and nonassessable shares of the Company, and free and clear of all pledges, liens and encumbrances.

(ii)  Performance of this Agreement and compliance with the provisions hereof will not violate any provision of any applicable law and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon, any of the properties or assets of the Stockholders pursuant to the terms of any indenture, mortgage, deed of trust or other agreement or instrument binding upon the Stockholders, other than such breaches, defaults or liens which would not have a material adverse effect taken as a whole.

4.  Disbursement of Escrow Shares. The Stockholders have covenanted and hereby covenant to the Investors that the Company will attain the following financial performance threshold (the “Performance Threshold”): Net Income of $6,827,000 for the fiscal year ending December 31, 2007. The Company will provide the Investor Representative with its audited financial statements, prepared in accordance with United States generally accepted accounting principles, on or before March 31, 2008, so as to allow the Investor Representative the opportunity to evaluate whether the Company’s actual earnings for the fiscal year ending December 31, 2007 (the “Realized Performance”) equals or exceeds the Performance Threshold. If such audited financial statements evidence that the Performance Threshold has not been achieved, the Investor Representative shall request that the Company provide written instruction to the Escrow Agent instructing the Escrow Agent to issue and deliver within ten business days following delivery of such request, to the Investors an aggregate number of Escrow Shares equal to result of the following formula: (NIOP - IIOP) x Initial Shares, where

“NIOP” = Aggregate Subscription Amount / (Aggregate Subscription Amount + (10 x Realized Performance)).

“IIOP” = Aggregate Subscription Amount / (Aggregate Subscription Amount + (10 x the Performance Threshold)).

“Initial Shares” = The aggregate shares outstanding on the date hereof, including the Escrow Shares.

“Aggregate Subscription Amount” = The aggregate Subscription Amount under the Purchase Agreement as of the date hereof.

Such aggregate number of Escrow Shares shall be distributed by the Escrow Agent pro rata in accordance with each Investor’s original Subscription Amount set forth in the Securities Purchase Agreement and, in the event such number of Escrow Shares shall be insufficient to meet the requirements of the foregoing formula, then such pro rata distribution shall be made of all Escrow Shares. The Company shall provide the Escrow Agent with a schedule including the name and address of each Investor and the number of Escrow Shares to be transferred to such Investor. The remainder, if any, shall be distributed to the Stockholders on a pro rata basis in accordance with their original shareholding in Jingwei immediately prior to the consummation of the transactions contemplated by the Share Exchange Agreement. If such audited financial statements evidence that the Performance Threshold has been achieved, the Investor Representative shall request that the Company provide written instruction to the Escrow Agent to release the Escrow Shares to the Stockholders. If the Investor Representative has not provided a request to the Company to instruct the Escrow Agent to release such Escrow Shares by the 10th business day following the delivery of the relevant audited financial statements of the Company referred to above to the Investor Representative, then the Company shall provide written instruction to the Escrow Agent to release the Escrow Shares to the Stockholders.

5.  Duration. This Agreement shall terminate on the distribution of all the Escrow Shares in accordance with Section 4 above.

6.  Interpleader. Should any controversy arise among the parties hereto with respect to this Agreement or with respect to the right to receive the Escrow Shares, Escrow Agent shall have the right to consult counsel and/or to institute an appropriate interpleader action to determine the rights of the parties. Escrow Agent is also hereby authorized to institute an appropriate interpleader action upon receipt of a written letter of direction executed by the parties so directing Escrow Agent. If Escrow Agent is directed to institute an appropriate interpleader action, it shall institute such action not prior to thirty (30) days after receipt of such letter of direction and not later than sixty (60) days after such date. Any interpleader action instituted in accordance with this Section 6 shall be filed in any court of competent jurisdiction in New York County, New York, and the Escrow Shares in dispute shall be deposited with the court and in such event Escrow Agent shall be relieved of and discharged from any and all obligations and liabilities under and pursuant to this Agreement with respect to the Escrow Shares.

7.  Exculpation and Indemnification of Escrow Agent.

(a)  Escrow Agent is not a party to, and is not bound by or charged with notice of any agreement out of which this escrow may arise. Escrow Agent acts under this Agreement as a depositary only and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter of the escrow, or any part thereof, or for the form or execution of any notice given by any other party hereunder, or for the identity or authority of any person executing any such notice. Escrow Agent will have no duties or responsibilities other than those expressly set forth herein. Escrow Agent will be under no liability to anyone by reason of any failure on the part of any party hereto (other than Escrow Agent) or any maker, endorser or other signatory of any document to perform such person’s or entity’s obligations hereunder or under any such document. Except for this Agreement and instructions to Escrow Agent pursuant to the terms of this Agreement, Escrow Agent will not be obligated to recognize any agreement between or among any or all of the persons or entities referred to herein, notwithstanding its knowledge thereof.

(b)  Escrow Agent will not be liable for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, and may rely conclusively on, and will be protected in acting upon, any order, notice, demand, certificate, or opinion or advice of counsel (including counsel chosen by Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is reasonably believed by Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The duties and responsibilities of the Escrow Agent hereunder shall be determined solely by the express provisions of this Agreement and no other or further duties or responsibilities shall be implied, including, but not limited to, any obligation under or imposed by any laws of the State of New York upon fiduciaries.

(c)  Escrow Agent will be indemnified and held harmless, jointly and severally, by the Company and the Stockholders from and against any expenses, including reasonable attorneys’ fees and disbursements, damages or losses suffered by Escrow Agent in connection with any claim or demand, which, in any way, directly or indirectly, arises out of or relates to this Agreement or the services of Escrow Agent hereunder; except, that if Escrow Agent is guilty of willful misconduct, fraud or gross negligence under this Agreement, then Escrow Agent will bear all losses, damages and expenses arising as a result of such willful misconduct, fraud or gross negligence. Promptly after the receipt by Escrow Agent of notice of any such demand or claim or the commencement of any action, suit or proceeding relating to such demand or claim, Escrow Agent will notify the other parties hereto in writing. For the purposes hereof, the terms “expense” and “loss” will include all amounts paid or payable to satisfy any such claim or demand, or in settlement of any such claim, demand, action, suit or proceeding settled with the express written consent of the parties hereto, and all costs and expenses, including, but not limited to, reasonable attorneys’ fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding. The provisions of this Section 7 shall survive the termination of this Agreement.

8.  Compensation of Escrow Agent. The Company will pay Escrow Agent $200 per month for all services rendered by Escrow Agent hereunder.

9.  Resignation of Escrow Agent. At any time, upon ten (10) days’ written notice to the Company, Escrow Agent may resign and be discharged from its duties as Escrow Agent hereunder. As soon as practicable after its resignation, Escrow Agent will promptly turn over to a successor escrow agent appointed by the Company the Escrow Shares held hereunder upon presentation of a document appointing the new escrow agent and evidencing its acceptance thereof. If, by the end of the 10-day period following the giving of notice of resignation by Escrow Agent, the Company shall have failed to appoint a successor escrow agent, Escrow Agent may interplead the Escrow Shares into the registry of any court having jurisdiction.

10.  Records. Escrow Agent shall maintain accurate records of all transactions hereunder. Promptly after the termination of this Agreement or as may reasonably be requested by the parties hereto from time to time before such termination, Escrow Agent shall provide the parties hereto, as the case may be, with a complete copy of such records, certified by Escrow Agent to be a complete and accurate account of all such transactions. The authorized representatives of each of the parties hereto shall have access to such books and records at all reasonable times during normal business hours upon reasonable notice to Escrow Agent.

11.  Notice. All notices, communications and instructions required or desired to be given under this Agreement must be in writing and shall be deemed to be duly given if sent by registered or certified mail, return receipt requested, or overnight courier to the following addresses:

If to Escrow Agent:	Continental Stock Transfer & Trust Company 17 Battery Place, 8th Floor New York, NY 10004 Facsimile: (212) 616-7616 Attention: Compliance Department

If to the Company:	Neoview Holdings Inc. 730 W. Randolph, 6th Floor Chicago, IL 60661 Attention: Chief Financial Officer

With a copy to:	Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 Facsimile: (212) 504-3013 Attention: Mitchell S. Nussbaum, Esq.

If to the Investor	CRT Capital Group LLC
Representative:	262 Harbor Drive
Stamford, CT 06902 Facsimile: (203) 569-6890 Attention: Charles Severs

If to an Investor:	To the address set forth on such Investor’s signature page to the Purchase Agreement

If to a Stockholder:	To the address set forth on such Stockholder’s signature page to the Share Exchange Agreement or to such other address and to the attention of such other person as any of the above may have furnished to the other parties in writing and delivered in accordance with the provisions set forth above.

12.  Execution in Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.

13.  Assignment and Modification. This Agreement and the rights and obligations hereunder of any of the parties hereto may not be assigned without the prior written consent of the other parties hereto. Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of each of the parties hereto and their respective successors and permitted assigns. No other person will acquire or have any rights under, or by virtue of, this Agreement. No portion of the Escrow Shares shall be subject to interference or control by any creditor of any party hereto, or be subject to being taken or reached by any legal or equitable process in satisfaction of any debt or other liability of any such party hereto prior to the disbursement thereof to such party hereto in accordance with the provisions of this Agreement. This Agreement may be changed or modified only in writing signed by all of the parties hereto.

14.  APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN. THE PARTIES EXPRESSLY WAIVE SUCH DUTIES AND LIABILITIES, IT BEING THEIR INTENT TO CREATE SOLELY AN AGENCY RELATIONSHIP AND HOLD THE ESCROW AGENT LIABLE ONLY IN THE EVENT OF ITS WILLFUL MISCONDUCT, FRAUD, OR GROSS NEGLIGENCE. ANY LITIGATION CONCERNING THE SUBJECT MATTER OF THIS AGREEMENT SHALL BE EXCLUSIVELY PROSECUTED IN THE COURTS OF NEW YORK, AND ALL PARTIES CONSENT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THOSE COURTS.

15.  Headings. The headings contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

16.  Attorneys’ Fees. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees from the other party (unless such other party is the Escrow Agent), which fees may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose, and which fees shall be in addition to any other relief that may be awarded.

17.  Registration Rights. If any Escrow Shares are distributed to the Investors hereunder, then the Company shall use commercially reasonable efforts to file a registration statement relating to the resale by the Investors of the Escrow Shares so distributed within 30 days following the date that the Company is obligated hereunder to deliver any such Escrow Shares to the Investors and the Company shall thereafter use commercially reasonable efforts to cause such registration statement to become effective. The Investors shall provide such information to the Company as the Company may reasonably request in order to prepare such registration statement, including, without limitation, delivery to the Company of selling stockholder questionnaires. The Company shall cause such registration statement to remain effective until each Investor has sold all Escrow Shares received by it thereunder or until each Investor is permitted to resell all of the Escrow Shares received hereunder at one time pursuant to Rule 144(k) of the Securities Act of 1933, as amended.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first indicated above.

NEOVIEW HOLDINGS INC.

By:	/s/ Regis Kwong
Its: Regis Kwong
Dated: May 16, 2007

CENTURION INVESTMENTS LIMITED

By:	/s/
Its:
Dated:

SIDFORD INTERNATIONAL LIMITED

By:	/s/
Its:
Dated:

CHARMFIELD LIMITED

By:	/s/
Its:
Dated:

/s/
Guo Qiang
Dated:

/s/
Meng Fu Ying
Dated:

/s/
Sun Yan Yan
Dated:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:	/s/
Its:
Dated:

CRT CAPITAL GROUP LLC As representative of the Investors

By:
Its:
Dated: